Registration No. 333-76817

As filed with the Securities and Exchange Commission on April 18, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S‑8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mechanical Technology, Incorporated

(Exact name of registrant as specified in its charter)

New York	14-1462255
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

325 Washington Avenue Extension

Albany, New York 12205

(Address of Principal Executive Offices and Zip Code)

Mechanical Technology, Incorporated Stock Incentive Plan

(Full title of the plan)

Copies to:
Frederick W. Jones	Penny Somer-Greif, Esq.
Chief Executive Officer and Chief Executive Officer	Baker, Donelson, Bearman, Caldwell &
Mechanical Technology, Incorporated	Berkowitz, PC
325 Washington Avenue Extension	100 Light Street
Albany, New York 12205	Baltimore, Maryland 21202
(518) 218-2550	(410) 685-1120
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company.  See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Post-Effective Amendment relates to the Registration Statement on Form S-8, Registration No. 333-76817 (the “Registration Statement”), registering the offer and sale of 1,000,000 shares of Mechanical Technology, Incorporated common stock, par value currently $.01 per share (“Common Stock”), in connection with the Mechanical Technology Incorporated 1999 Employee Stock Incentive Plan (the “Plan”).  The Plan has expired by its terms and all stock options granted thereunder or governed thereby have either been exercised or expired unexercised. In accordance with an undertaking made by Mechanical Technology, Incorporated in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, Mechanical Technology, Incorporated hereby terminates the effectiveness of the Registration Statement and deregisters any and all shares of Common Stock originally reserved for issuance under the Plan covered by the Registration Statement and registered under the Registration Statement, that remain unsold or unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Albany, State of New York, on April 18, 2017.

MECHANICAL TECHNOLOGY, INCORPORATED

By: /s/ Frederick W. Jones
Frederick W. Jones
Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Frederick W. Jones	Chief Executive Officer, Chief Financial Officer and Secretary
Frederick W. Jones	(Principal Executive, Principal Financial and Accounting Officer)	April 18, 2017

/s/ David C. Michaels	Chairman
David C. Michaels		April 18, 2017

/s/ Edward R. Hirshfield	Director
Edward R. Hirshfield		April 18, 2017

/s/ Matthew E. Lipman	Director
Matthew E. Lipman		April 18, 2017

/s/ Kevin G. Lynch	Director
Kevin G. Lynch		April 18, 2017

/s/ Thomas J. Marusak	Director
Thomas J. Marusak		April 18, 2017

/s/ William P. Phelan	Director
William P. Phelan		April 18, 2017

/s/ Michael Toporek	Director
Michael Toporek		April 18, 2017